Exhibit 99.1

WhiteHorse Finance, Inc. Announces Third Quarter 2015 Earnings Results

NEW YORK, NY, November 5, 2015 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the "Company") (NASDAQ: WHF) today announced its financial results for the quarter ended September 30, 2015.

Third Quarter 2015 Summary Highlights

•	New investments of $27.9 million across three loans in three different sectors
•	Net investment income increased 40.0% year-over-year to $5.7 million
•	Third quarter net investment income of $0.378 per share
•	Third quarter distribution of $0.355 per share

Jay Carvell, WhiteHorse Finance’s Chief Executive Officer commented, “We are pleased to report another strong quarter for WhiteHorse Finance. Through our affiliation with H.I.G. Capital, we continue to source attractive investments and manage our portfolio for the long term benefit of our shareholders. H.I.G.’s support was also evidenced this quarter in its affiliate buying program, where H.I.G. funds purchased over $5 million of WHF shares in the secondary market. We are pleased with the forward pipeline and believe opportunities in the credit markets will allow us to continue to achieve our origination strategy."

Portfolio and Investment Activity

As of September 30, 2015, the fair value of WhiteHorse Finance’s investment portfolio was $376.1 million, compared with $387.5 million as of June 30, 2015. The portfolio at September 30, 2015 consisted of 32 positions across 26 companies with an average investment size of $11.8 million and a weighted average effective yield of 11.6%. The majority of the portfolio was comprised of senior secured loans and more than 96.7% of these loans were variable-rate investments (primarily indexed to LIBOR), which should continue to position the portfolio well for a potential rising interest rate environment.

For the three months ended September 30, 2015, WhiteHorse Finance invested $27.9 million across three portfolio companies. Gross proceeds from sales and repayments totaled $35.3 million for the quarter. The Company continued to be highly selective with the deployment of capital into new investments.

Results of Operations

For the three months ended September 30, 2015, net investment income was $5.7 million, compared with $4.0 million for the same period in the prior year, representing an increase of 40.0%. The increase in net investment income was primarily attributable to an increase in the average earning investment balance over the same period in the prior year.

For the three months ended September 30, 2015, WhiteHorse Finance reported realized and unrealized losses on investments of $4.2 million. This compares with realized and unrealized gains on investments of $0.5 million for the three months ended September 30, 2014. The increase in realized and unrealized losses on investments was primarily attributable to fair value adjustments on three investments.

WhiteHorse Finance reported a net increase in net assets of $1.4 million for the three months ended September 30, 2015, which compares with $4.6 million for the three months ended September 30, 2014.

WhiteHorse Finance’s NAV was $221.4 million, or $14.77 per share, as of September 30, 2015, as compared with $225.2 million, or $15.03 per share, reported as of June 30, 2015.

Liquidity and Capital Resources

As of September 30, 2015, WhiteHorse Finance had cash and cash equivalents of $25.9 million, as compared with $27.3 million as of June 30, 2015, inclusive of restricted cash. As of September 30, 2015, the Company had $61.5 million of undrawn capacity under its revolving credit facility.

Distributions

On August 20, 2015, the Company declared a distribution of $0.355 per share for the quarter ended September 30, 2015, consistent for the twelfth consecutive quarter since the Company’s IPO. The distribution was payable on October 2, 2015 to shareholders of record as of September 21, 2015.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its third quarter results at 10:00 am ET on Thursday, November 5, 2015. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID#64841910. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through November 12, 2015. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID#64841910. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company's investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager with $19 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

* Based on total capital commitments to funds managed by H.I.G. Capital and its affiliates.

Contacts

WhiteHorse Finance, Inc.

Jay Carvell, 214-855-2999

jcarvell@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Gerhard Lombard, 212-506-0500

glombard@higwhitehorse.com

or

Prosek Partners

Brian Schaffer, 212-279-3115

bschaffer@prosek.com

Source: WhiteHorse Finance, Inc.

(Financial Tables Follow)

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WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Investments, at fair value
Non-controlled/non-affiliate company investments	$355,888	$383,500
Non-controlled affiliate company investments	20,200	20,000
Total investments, at fair value (amortized cost $378,201 and $401,062, respectively)	376,088	403,500

Cash and cash equivalents	16,731	11,647
Restricted cash and cash equivalents	9,169	4,495
Interest receivable	2,676	2,702
Deferred financing costs	4,220	4,004
Prepaid expenses and other receivables	216	494
Total assets	$409,100	$426,842

Liabilities
Credit facility	$88,500	$105,500
Senior notes	30,000	30,000
Unsecured term loan	55,000	55,000
Distributions payable	5,319	5,319
Management fees payable	5,487	5,006
Payable for investments purchased	2,865	—
Accounts payable and accrued expenses	577	659
Total liabilities	187,748	201,484

Commitments and contingencies

Net assets
Common stock, 14,982,857 shares issued and outstanding, par value $0.001 per share and 100,000,000 authorized	15	15
Paid-in capital in excess of par	228,731	228,731
Accumulated overdistributed net investment income	(4,994)	(5,918)
Accumulated realized gains on investments	349	728
Accumulated unrealized (depreciation) appreciation on investments	(2,749)	1,802
Total net assets	221,352	225,358
Total liabilities and total net assets	$409,100	$426,842

Number of shares outstanding	14,982,857	14,982,857
Net asset value per share	$14.77	$15.04

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WhiteHorse Finance, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Investment income
From non-controlled/non-affiliate company investments
Interest income	$10,338	$8,712	$31,545	$24,919
Fee income	681	346	1,505	1,407
From non-controlled affiliate company investments
Dividend income	688	207	2,090	207
Total investment income	11,707	9,265	35,140	26,533

Expenses
Interest expense	1,654	1,405	5,028	4,146
Base management fees	2,125	1,871	6,377	5,439
Performance-based incentive fees	1,415	1,011	4,220	2,143
Administrative service fees	255	427	898	1,111
General and administrative expenses	596	508	1,736	2,115
Total expenses, before fees waived	6,045	5,222	18,259	14,954
Base management fees waived	—	—	—	(447)
Total expenses, net of fees waived	6,045	5,222	18,259	14,507
Net investment income	5,662	4,043	16,881	12,026

Realized and unrealized (losses) gains on investments
Net realized losses
Non-controlled/non-affiliate company investments	—	—	(379)	—
Net realized losses	—	—	(379)	—
Net change in unrealized (depreciation) appreciation
Non-controlled/non-affiliate company investments	(4,234)	640	(4,751)	4,044
Non-controlled affiliate company investments	—	(120)	200	(120)
Net change in unrealized (depreciation) appreciation	(4,234)	520	(4,551)	3,924
Net realized and unrealized (losses) gains on investments	(4,234)	520	(4,930)	3,924
Net increase in net assets resulting from operations	$1,428	$4,563	$11,951	$15,950

Per common share data
Basic and diluted earnings per common share	$0.10	$0.31	$0.80	$1.06
Dividends and distributions declared per common share	$0.36	$0.36	$1.07	$1.07
Basic and diluted weighted average common shares outstanding	14,982,857	14,982,857	14,982,857	14,982,815

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited)

September 30, 2015

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal Amount	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
North America
Debt Investments
Advertising
Intersection Acquisition, LLC.
First Lien Secured Term Loan	L+10.00%	11.00%	9/15/20	$16,566	$16,400	$16,400	7.41%
	(1.00% Floor)
Broadcasting
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+10.50%	11.50%	6/27/19	14,850	14,850	14,806	6.69
	(1.00% Floor)
Consumer Finance
Golden Pear Funding III, LLC(7)
Second Lien Secured Term Loan(6)	L+10.25%	11.25%	6/25/20	25,000	24,720	24,500	11.07
	(1.00% Floor)
Second Lien Secured Revolving Loan	L+10.25%	11.25%	6/25/20	—	(55)	—	—
	(1.00% Floor)
Oasis Legal Finance, LLC (6) (7)
Second Lien Secured Term Loan	N/A(5)	10.50%	9/30/18	9,000	8,872	8,973	4.05

Sigue Corporation (6)
Second Lien Secured Term Loan	L+10.00%	11.00%	12/27/18	25,000	24,646	24,750	11.18
	(1.00% Floor)
				59,000	58,183	58,223	26.30
Data Processing & Outsourced Services
Future Payment Technologies, L.P. (6)
Second Lien Secured Term Loan	L+12.00%	13.00%	12/31/18	36,262	35,260	36,262	16.38
	(1.00% Floor)	(2.00%PIK)
Diversified Support Services
Expert Global Solutions, Inc. (6)
Second Lien Secured Term Loan	L+11.00%	12.50%	10/3/18	7,500	7,434	7,410	3.35
	(1.50% Floor)
Orion Healthcorp, Inc.
First Lien Secured Term Loan	L+9.00%	11.00%	9/30/17	7,495	7,312	7,540	3.40
	(2.00% Floor)
Sitel Worldwide Corporation
Second Lien Secured Term Loan	L+9.50%	10.50%	9/18/22	8,670	8,497	8,575	3.87
	(1.00% Floor)
Smile Brands Group Inc.
First Lien Secured Term Loan	P+5.25%	8.50%	8/16/19	11,760	11,591	10,219	4.62
	(3.25% Floor)
				35,425	34,834	33,744	15.24

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) (Continued)

September 30, 2015

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal Amount	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
Electronic Equipment & Instruments
AP Gaming I, LLC
First Lien Secured Term Loan	L+8.25%	9.25%	12/20/20	$9,825	$9,581	$9,746	4.40%
	(1.00% Floor)
Food Retail
Crews of California, Inc.
First Lien Secured Term Loan (6)	L+11.00%	12.00%	11/20/19	15,131	14,837	14,889	6.73
	(1.00% Floor)	(1.00%PIK)
First Lien Secured Revolving Loan	L+11.00%	12.00%	11/20/19	3,507	3,413	3,450	1.56
	(1.00% Floor)	(1.00%PIK)
First Lien Secured Delayed Draw Term	L+11.00%	12.00%	11/20/19	5,021	4,928	4,941	2.23
Loan	(1.00% Floor)	(1.00%PIK)
				23,659	23,178	23,280	10.52
Health Care Distributors
P2 Newco Acquisition, Inc. (6)
Second Lien Secured Term Loan	L+8.50%	9.50%	10/22/21	6,000	5,950	5,994	2.71
	(1.00% Floor)
Health Care Facilities
Coastal Sober Living, LLC (6)
First Lien Secured Term Loan	L+9.25%	10.25%	6/30/19	41,580	40,948	41,248	18.63
	(1.00% Floor)
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+7.00%	8.50%	1/31/18	14,625	14,464	14,625	6.61
	(1.50% Floor)
Second Lien Secured Term Loan	N/A(5)	13.75%	7/31/18	1,000	968	998	0.45
				57,205	56,380	56,871	25.69
Health Care Technology
Client Network Services, Inc.
First Lien Secured Term Loan (6)	L+13.00%	13.50%	4/24/19	13,588	13,312	13,616	6.15
	(0.50% Floor)
First Lien Secured Revolving Loan	P+12.00%	15.25%	4/24/19	—	—	—	—
	(3.25% Floor)
				13,588	13,312	13,616	6.15
Integrated Telecommunication Services
Securus Technologies Holdings, Inc.
Second Lien Secured Term Loan	L+7.75%	9.00%	4/30/21	9,090	9,058	7,799	3.53
	(1.25% Floor)

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Unaudited) (Continued)

September 30, 2015

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal Amount	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets

Oil & Gas Drilling
ProPetro Services, Inc.
First Lien Secured Term Loan	L+6.25%	7.25%	9/30/19	$9,000	$8,930	$7,407	3.35%
	(1.00% Floor)
Oil & Gas Exploration & Production
Caelus Energy Alaska O3, LLC
Second Lien Secured Term Loan	L+7.50%	8.75%	4/15/20	13,000	12,849	11,388	5.14
	(1.25% Floor)
Larchmont Resources, LLC
First Lien Secured Term Loan	L+8.75%	9.75%	8/7/19	1,756	1,789	1,478	0.67
	(1.00% Floor)
				14,756	14,638	12,866	5.81
Other Diversified Financial Services
RCS Capital Corporation(7)
Second Lien Secured Term Loan	L+10.50%	11.50%	4/29/21	20,750	20,689	20,522	9.27
	(1.00% Floor)
The Pay-O-Matic Corp.
First Lien Secured Term Loan	L+11.00%	12.00%	3/31/18	9,875	9,704	9,885	4.47
	(1.00% Floor)
				30,625	30,393	30,407	13.74
Specialized Consumer Services
Pre-Paid Legal Services, Inc. (6)
Second Lien Secured Term Loan	L+9.00%	10.25%	7/1/20	18,000	17,823	18,108	8.18
	(1.25% Floor)
Specialized Finance
GMT Holdings 1, Ltd. & GMT Holdings 12, Ltd.(4) (6) (7)
First Lien Secured Term Loan	N/A(5)	10.00%	6/30/17	1,860	1,876	1,860	0.84

Trucking
Fox Rent A Car, Inc. (6)
Second Lien Secured Term Loan	L+12.00%	12.19%	10/31/19	7,500	7,435	7,387	3.34

Total Debt Investments				363,211	358,081	354,776	160.28

Equity Investments
Diversified Support Services
Constellation Health, LLC Warrants (6)	N/A	N/A	9/30/18	—	—	901	0.41

Food Retail
Crews of California, Inc. Warrants (6)	N/A	N/A	12/31/24	—	—	128	0.06
Nicholas & Associates, LLC Warrants (6)	N/A	N/A	12/31/24	—	—	24	0.01
Pinnacle Management Group, LLC Warrants (6)	N/A	N/A	12/31/24	—	—	46	0.02
RC3 Enterprises, LLC Warrants (6)	N/A	N/A	12/31/24	—	—	13	0.01
				—	—	211	0.10
Specialized Finance
NMFC Senior Loan Program I LLC Units (6)(7)(8)	N/A	N/A	6/10/19	—	20,120	20,200	9.12

Total Equity Investments				—	20,120	21,312	9.63

Total Investments				$363,211	$378,201	$376,088	169.91%

(1)	Except as otherwise noted, all investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”), and provide collateral for the Company’s credit facility.

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”) or the Prime Rate (“P”), which resets monthly, quarterly or semiannually.

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(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind (“PIK”) interest rate, as the case may be.

(4)	WhiteHorse Finance, Inc.’s investments in GMT Holdings 1, Ltd. and GMT Holdings 12, Ltd. are held through its subsidiary Bayside Financing S.A.R.L.

(5)	Interest rate is fixed and accordingly the spread above the index is not applicable.

(6)	The investment or a portion of the investment does not provide collateral for the Company’s credit facility.

(7)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of total assets. Qualifying assets represent 81% of total assets.

(8)	Investment is a non-controlled/affiliate investment as defined by the 1940 Act.

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